Exhibit 10.1
Amendment No. 4 to Sublease Agreement

Amendment No. 4 Effective Date:	July 28, 2006

Amendment No. 3 Effective Date:	July 8, 2005

Amendment No. 2 Effective Date:	January 1, 2004

Amendment No. 1 Effective Date:	January 1, 2003

Sublease Agreement Date:	July 26, 2001

Master Lease Date:	March 24, 2000

Sublessor:	WJ Communications Inc., A Delaware Corporation successor by merger to Watkins Johnson Company a California Corporation.

Sublessee:	Emulex Communications Corporation

Subject Premises:	The first floor, right side (as viewed from River Oaks Parkway) of 405 River Oaks Parkway, San Jose, approximately 11,251 square feet plus the first floor, back one half of the left side of 405 River Oaks Parkway, San Jose, approximately 3,950 square feet. Total square feet of approximately 15,201.
This Sublease Agreement Amendment (“Amendment”) is entered into as of the Amendment No. 4 Effective Date shown above, by and between Sublessor and Sublessee.
The Parties Enter this Amendment on the basis of modifying the following terms and provisions of the following sections and portions of the Sublease Agreement dated July 26, 2001 and Amendment No. 1 dated January 1, 2003 and Amendment No. 2 dated January 1, 2004 and Amendment No. 3 dated July 8, 2005.
1.	The sublease term is hereby extended for the longer of twelve months from August 1, 2006 or three months from the notice to terminate which ever is longer.
2.	The Subject Premises shall be increased by 10,641 square feet located on the right side of the second floor of 405 River Oaks Parkway, San Jose. The total square feet shall be 25,842 square feet.
3.	The monthly Base Rent is unchanged from the current Base Rent of $1.35 per square foot per month, full service gross. The Base Rent shall be Thirty Four Thousand, Eight Hundred Eighty Six Dollars and 70/100ths ($34,886.70) per

month as of the Amendment No. 4 effective date. Included in this monthly Base Rent of $34,886.70 are the Sublessee expenses per Section 5.b of the Sublease.
4.	The Sublessor will not pay a commission to any agent related to Amendment No. 4.
All other terms and conditions of the Sublease Agreement dated July 26, 2001 and Amendment No. 1 dated January 1, 2003 and Amendment No. 2 dated January 1, 2004 and Amendment No. 3 dated July 8, 2005 shall apply and remain in effect through the end of the Amendment No. 4 Lease Term.

Agreed By:	Agreed By:

WJ Communications Inc.	Emulex Communications Corporation

Sublessor	Sublessee

/s/ R. Gregory Miller	/s/ Jim McCluney

R. Gregory Miller	Jim McCluney
Chief Financial Officer	President, Chief Operating Officer

August 1, 2006	July, 31, 2006

Dated	Dated